Exhibit No. 10.1

BARNWELL INDUSTRIES, INC.
STOCK OPTION AGREEMENT
(2018 Equity Incentive Plan)

Type of Option (check one):

[ ] Incentive	[ ] Nonqualified
This Stock Option Agreement (this “Agreement”) is entered into as of [_______], by and between Barnwell Industries, Inc., a corporation organized under the laws of Delaware (“the Company”), and [_______] (“Optionee”) pursuant to the Company’s 2018 Equity Incentive Plan, as amended (the “Plan”). Any capitalized term not defined in this Agreement shall have the same meaning ascribed to it in the Plan.
1.Grant of Option. The Company hereby grants to Optionee an option (the “Option”) to purchase all or any portion of a total of [_______] shares of Stock (the “Shares”) at a purchase price of $[_______] per share (the “Exercise Price”), subject to the terms and conditions set forth herein and the provisions of the Plan. If the box marked “Incentive” above is checked, then this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code. If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked “Nonqualified” is checked, then this Option shall to that extent constitute a nonqualified stock option.
2.Vesting of Option.
a.No portion of this Option may be exercised until such portion shall have become exercisable. The grant date of the Option is [_______] (the “Grant Date”).
b.Subject to Optionee’s continued service to the Company or an Affiliate on each applicable vesting date and except as otherwise may expressly be provided herein or in the Plan, thirty-three and one-third percent (33 1/3%) of the Option shall become vested and exercisable on each of the first three (3) anniversaries of the Grant Date.
c.No additional Shares shall vest after the date on which Optionee’s service to the Company and its Affiliates terminates (the “Termination Date”), but this Option shall continue to be exercisable in accordance with Section 3 below with respect to that number of Shares that have vested as of Termination Date.
3.Term of Option. Optionee’s right to exercise this Option shall terminate upon the first to occur of the following:
a.the expiration of ten (10) years from the date of this Agreement;
b.the expiration of sixty (60) days from the Termination Date if such termination occurs for any reason other than Disability (as defined below) or death or other than for Cause;

c.the expiration of six (6) months from the Termination Date if such termination is due to death or Disability of Optionee;
d.the expiration of thirty (30) days from the date of the consummation of a Change in Control; or
e.the date Optionee’s service with the Company and its Affiliates is terminated for Cause.
For purposes of this Agreement, “Cause” means, (i) the Company or an Affiliate having “cause” to terminate Optionee’s employment or service, as defined in any employment or consulting agreement or similar services agreement between Optionee and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, or similar services agreement (or the absence of any definition of “Cause” contained therein), Optionee’s (A) breach of Optionee’s obligations under any agreement or arrangement entered into with any the Company or any of its Affiliates; (B) negligence or willful misconduct in the performance of or non-performance of Optionee’s duties to the Company or any of its Affiliates; (C) breach of any of the Company’s or any of its Affiliate’s written policies or procedures or any other actions which causes or is reasonably expected to cause harm to the Company or any of its Affiliates; (D) commission of a felony or a crime of moral turpitude; (E) commission of an act involving deceit, fraud, perjury or embezzlement involving the Company or any of its Affiliates; (F) repeatedly being under the influence of drugs or alcohol which inhibits the performance of Optionee’s duties to the Company or any of its Affiliates; (G) failure to follow lawful directives of Optionee’s supervisor at the Company or any of its Affiliates that are commensurate with Optionee’s position at the Company or applicable Affiliate; or (H) any act of discrimination or harassment, including, without limitation, sexual harassment. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.
For purposes of this Agreement, “Disability” means (except if this Agreement is intended to qualify as an “incentive stock option”, in which case Disability shall have the definition attributed to permanent and total disability in Section 22(e)(3) of the Code), Optionee’s inability to perform the essential functions of Optionee’s service to the Company and its Affiliates due to a medically determinable physical or mental impairment, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that Optionee shall be deemed to have a Disability if he or she is determined to be totally disabled by the U.S. Social Security Administration. As may be reasonably necessary in connection with any determination of Disability, Optionee agrees to submit to a medical physical with a physician appointed by the Company.
4.Termination for Cause. If Optionee’s service with the Company and/or its Affiliates is terminated by the Company or any Affiliate for Cause, both the unvested and the vested portions of the Option (whether or not exercisable) shall terminate and be automatically forfeited as of the date of such termination without consideration therefor.
5.Method of Exercise of Option. Subject to the terms and conditions of this Agreement, any portion of the Option that becomes exercisable shall be exercisable solely in the manner provided in and as approved by the Committee under Section 7.1(e) of the Plan (as amended from time to time). Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any of the Shares unless and until this Option shall have been exercised pursuant to such terms.
6.Transfer. The rights of Optionee under this Agreement may not be assigned or transferred except as provided in the Plan. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect.
7.Incorporation of Plan. Notwithstanding anything herein to the contrary, the Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee. By signing this Agreement, Optionee acknowledges receipt of a copy of the Plan.
8.Adjustments Upon Changes in Capital Structure. The terms of this Agreement and the Option, including, but not limited to, the number of Shares, the Exercise Price and the vesting schedule, are subject to adjustment as provided in Section 8 of the Plan.
9.No Agreement to Employ. Nothing in this Agreement shall be construed as granting to Optionee any right with respect to the continuance of any relationship that Optionee might have as a director, employee, consultant or other service provider. To the extent applicable, the right of the Company to terminate at will Optionee’s employment or service relationship at any time (whether by dismissal, discharge or otherwise), with or without Cause, is specifically reserved.
10.Clawback. By signing below, Optionee agrees and acknowledges that the Option is subject to Section 18 of the Plan and applicable clawback policies of the Company as in effect from time to time.
11.Taxes. Unless the Committee permits or requires such withholding obligation to be satisfied by another method described in Section 10.7 of the Plan, Optionee shall be required to pay the Company, and the Company (or any Affiliate) shall have the right to withhold from any Shares to be delivered to Optionee, the amount of any federal, state or local withholding taxes required to be withheld, if any, upon the exercise of such Option.
12.Governing law. The validity, construction, interpretation, and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of Delaware.
13.Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.
14.Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.
15.Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.

16.Counterparts. This Agreement may be executed in two or more counterparts (including by email or pdf and the use of electronic signature), each of which shall be deemed an original and all of which together shall be deemed one instrument.
17.Notice. All notices, demands and other communications provided for or permitted hereunder shall be made as provided in Section 15 of the Plan.
* * * * *

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the date first above written.

BARNWELL INDUSTRIES, INC.	OPTIONEE

By:	By:
Name:	Name:
Title:	Title: